October 14, 2005

Ms. Robin Rasor

Director of Licensing

The University of Michigan

Office of Technology Transfer

3003 S. State Street, Suite 2071

Ann Arbor, MI 48109-1280

Attn: File No. 1061

Dear Robin,

Pursuant to your meetings and discussions with Biomedical Diagnostics’ staff and me, and to reflect the current business forecasts, I am writing to request amendment to the License Agreement between Genesis Bioventures, Inc. and The University of Michigan (File No. 1061).

The following modifications in Section 5.3 (“Milestones”) are requested:

1.	Milestone (2): Characterization of target protein(s) based on verifiable protein sequence(s).

We request the milestone date be moved from February 15, 2005 to December 31, 2005.

2.	Milestone (3): The filing of an FDA application for the current format OR Adoption of an improved alternate diagnostic format (such as ELISA).

We request the milestone date be moved from May 15, 2005 to December 31, 2005.

3.	Milestone (4): Cumulative NET SALES of at least $350,000.

We request the milestone date be moved from November 15, 2005 to December 31, 2006.

4.	Milestone (5): Cumulative NET SALES of at least $1,300,000.

We request the milestone date be moved from November 15, 2006 to December 31, 2007.

5.

Milestone (6): Increased employee staffing levels from those on May 15, 2004, including a senior regulatory person, 5 scientists (including medical technicians) and a viable customer service function (the last of which may be contracted out).

We request the milestone be eliminated.

6.	Milestone (7): FDA approval of improved alternate diagnostic format (such as ELISA) OR FDA approval of current diagnostic format.

We request the milestone and dates be reworded as follows:

FDA approval of current diagnostic format by December 31, 2008 OR FDA approval of improved alternate diagnostic format (such as ELISA) by December 31, 2010.

Milestone (1): FIRST COMMERCIAL SALE by October 15, 2003 was completed on schedule as previously reported to you.

Ms. Robin Rasor

The University of Michigan

Office of Technology Transfer

October 14, 2005

The following modifications in Section 3.1 (d) (Annual license maintenance fees) are requested:

1.	We request that the due date for the annual fees be moved from the last day of June to December 31 of the years specified.

2.	We request that the annual license maintenance fees begin in 2007 instead of 2006. The annual license fee schedule would then be as follows:

(1)	In 2007: $25,000;

(2)	In 2008: $50,000;

(3)	In 2009 and in each year thereafter during the term of this Agreement: $100,000.

The following modifications in Section 3.1 (e) (Milestone payments) are requested:

1.	Milestone payment 1): Twenty-five thousand dollars ($25,000) at time of characterization of target protein(s).

We request that payment for this milestone be eliminated.

2.	Milestone payment 2): Twenty-five thousand dollars ($25,000) at time of FDA filing or adoption of an alternate format.

We request that payment be moved from “at time” of milestone achievement to “within one year” of milestone achievement and that “LICENSEE may credit 100% of milestone payment due in full against royalties otherwise due MICHIGAN for the calendar year in which LICENSEE’s milestone payment is due”.

3.	Milestone payment 3): Twenty-five thousand dollars ($25,000) at time of reaching defined staffing levels.

We request that payment for this milestone be eliminated.

4.	Milestone payment 4): One hundred fifty thousand dollars ($150,000) at time of FDA approval.

We request that payment be moved from “at time” of milestone achievement to “$50,000 within one year and an additional $100,000 within two years” of milestone achievement and that “LICENSEE may credit 50% of milestone payment due in full against royalties otherwise due MICHIGAN for the calendar year in which LICENSEE’s milestone payment is due”.

Ms. Robin Rasor

The University of Michigan

Office of Technology Transfer

October 14, 2005

Thank you for your consideration on these amendments. If you agree to these modifications, please indicate your approval below. Meanwhile, please contact me if you have any questions.

Sincerely,	Signed and agreed:

GENESIS BIOVENTURES, INC.	THE UNIVERSITY OF MICHIGAN

_________________________________	_____________________________________

E. Greg McCartney

CEO/President	Printed Name: _________________________

Title: ________________________________

Date: ________________________________

CC: James S. Arthurs, Biomedical Diagnostics, LLC